                                                                     Exhibit 3.1

                        NATIONAL GOLF PROPERTIES, INC.

                            ARTICLES SUPPLEMENTARY

                               1,400,000 SHARES

             9.30% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK


                  National Golf Properties, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article IV of the Articles of Incorporation of the Corporation filed with the Department on March 28, 1995, as amended by Amended Articles of Incorporation filed with the Department on March 30, 1995, as amended by Articles of Merger filed with the Department on August 31, 1995, as supplemented by Articles Supplementary filed with the Department on March 4, 1998, as supplemented by Articles Supplementary filed with the Department on April 20, 1998 (the "Charter") and Section 2-105 of the Maryland General Corporation Law (the "MGCL"), the Board of Directors of the Corporation (the "Board of Directors"), by resolutions duly adopted on July 27, 1999 has classified 1,400,000 shares of the authorized but unissued Preferred Stock, par value $.01 per share ("Preferred Stock"), as a separate class of Preferred Stock, authorized the issuance of a maximum of 1,400,000 shares of such class of Preferred Stock, set certain of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of such class of Preferred Stock, and pursuant to the powers contained in the Bylaws of the Corporation and the MGCL, appointed a committee (the "Committee") of the Board of Directors and delegated to the Committee, to the fullest extent permitted by the MGCL and the Charter and Bylaws of the Corporation, all powers of the Board of Directors with respect to designating, and setting all other preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of, such class of Preferred Stock, and determining the number of shares of such class of Preferred Stock (not in excess of the aforesaid maximum number) to be issued and the consideration and other terms and conditions upon which such shares of such class of Preferred Stock are to be issued.


                  SECOND: Pursuant to the authority conferred upon the Committee as aforesaid, the Committee has unanimously adopted resolutions designating the aforesaid class of Preferred Stock as the "9.30% Series B Cumulative Redeemable Preferred Stock," setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of such 9.30% Series B Cumulative Redeemable Preferred Stock (to the extent not set
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by the Board of  Directors  in the  resolutions  referred  to in
Article THIRD of these terms of the Series B Preferred Stock) and authorizing the issuance of up to 1,400,000 shares of 9.30% Series B Cumulative Redeemable Preferred Stock.

                  THIRD: The class of Preferred Stock of the Corporation created by the resolutions duly adopted by the Board of Directors of the Corporation and by the Committee and referred to in Articles FIRST and SECOND of these terms of the Series B Preferred Stock shall have the following designation, number of shares, preferences, conversion and other rights, voting powers, restrictions and limitation as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions:

                  Section 1. Designation and Number. A class of Preferred Stock, designated the "9.30% Series B Cumulative Redeemable Preferred Stock" (the "Series B Preferred Stock") is hereby established. The number of shares of Series B Preferred Stock shall be 1,400,000.

                  Section 2. Rank. The Series B Preferred Stock will, with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, rank senior to all classes or series of Common Stock (as defined in the Charter) and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding, other than any class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series B Preferred Stock as to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation. For purposes of these terms of the Series B Preferred Stock, the term "Parity Preferred Stock" shall be used to refer to any class or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding expressly designated by the Corporation to rank on a parity with Series B
Preferred Stock with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation including, without limitation, the 8.0% Series A Cumulative Redeemable Preferred Stock. The term "equity securities" does not include debt securities, which will rank senior to the Series B Preferred Stock prior to conversion.

              Section 3. Distributions. (a) Payment of Distributions. Subject to the rights of holders of Parity Preferred Stock as to the payment of distributions and holders of equity securities ranking senior to the Series B Preferred Stock as to payment of distributions, holders of Series B Preferred Stock will be entitled to receive, when, as and if declared by the Corporation, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate per annum of 9.30% of the $25 liquidation preference per share of Series B Preferred Stock. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable (i) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence and not calendar quarters) in arrears on February 15, May 15, August 15 and November 15 of each year and (ii) in the event of a redemption, on the redemption date (each a "Series B Preferred Stock Distribution Payment Date"), commencing in each case on the first Series B
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                                       3

Preferred Stock Distribution Payment Date after the original date of issuance. The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed based on the ratio of the actual number of days elapsed in such a period to ninety (90) days. If any date on which distributions are to be made on the Series B Preferred Stock is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series B Preferred Stock will be made to the holders of record of the Series B Preferred Stock on the relevant record dates, which, unless otherwise provided by the Corporation with respect to any distribution, will be 15 Business Days prior to the relevant Series B Preferred Stock Distribution Payment Date (each a "Series B Preferred Stock Distribution Record Date"). Notwithstanding any provision to the contrary contained herein, each outstanding share of Series B Preferred Stock shall be entitled to receive, and shall receive, a distribution with respect to any Series B Preferred Stock Distribution Record Date equal to the distribution paid with respect to each other share of Series B Preferred Stock which is outstanding on such date which shall be equal to the greatest distribution per share payable on any such share on such date. In addition, notwithstanding anything to the contrary set forth herein, each share of Series B Preferred Stock shall also continue to accrue all accrued and unpaid distributions up to the exchange date on any Series B Preference Unit (as defined in the Third Amended and Restated Limited Partnership Agreement of National Golf Operating Partnership, L.P. (the "Operating Partnership") dated as of July 28, 1999, (the "Partnership Agreement")) validly exchanged into such share of Series B Preferred Stock in accordance with the provisions of such Partnership Agreement.

                  The term "Business Day" shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York or Los Angeles, California are authorized or required by law, regulation or executive order to close.

                  (b) Limitation on Distributions. No distributions on the Series B Preferred Stock shall be declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law.

                  (c) Distributions Cumulative. Notwithstanding the foregoing, distributions on the Series B Preferred Stock will accrue whether or not declared, whether or not the terms and provisions set forth in Section 3(b) hereof at any time prohibit the current payment of distributions, whether or not the Corporation has earnings, whether or not there are funds legally
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available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series B Preferred Stock will accumulate as of the Series B Preferred Stock Distribution Payment Date on which they first become payable. Accumulated and unpaid distributions will not bear interest.

                  (d) Priority as to Distributions. (i) So long as any Series B Preferred Stock is outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Stock or any class or series of other stock of the Corporation ranking junior as to the payment of distributions or rights upon voluntary or involuntary dissolution, liquidation or winding up of the Corporation to the Series B Preferred Stock (such Common Stock or other junior stock, collectively, "Junior Stock"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series B Preferred Stock, any Parity Preferred Stock with respect to distributions or any Junior Stock, unless, in each case, all distributions accumulated on all Series B Preferred Stock and all classes and series of outstanding Parity Preferred Stock as to payment of distributions have been paid in full. The foregoing sentence will not prohibit (i) distributions payable solely in Junior Stock, (ii) the conversion of Junior Stock or Parity Preferred Stock into stock of the Corporation ranking junior to the Series B Preferred Stock as to distributions and rights upon voluntary or involuntary dissolution, liquidation or winding up of the Corporation, and (iii) purchase by the Corporation of such Series B Preferred Stock, Parity Preferred Stock with respect to distributions or Junior Stock pursuant to Article IV.C.3. of the Charter with respect to the Common Stock and comparable Charter provisions with respect to other classes of capital stock of the Corporation to the extent required to preserve the Corporation's status as a real estate investment trust.

                    (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series B Preferred Stock, all distributions authorized and declared on the Series B Preferred Stock and all classes or series of outstanding Parity Preferred Stock shall be authorized and declared so that the amount of distributions authorized and declared per share of Series B Preferred Stock and such other classes or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued distributions per share on the Series B Preferred Stock and such other classes or series of Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Stock do not have cumulative distribution rights) bear to each other.

                (e) No Further Rights. Holders of Series B Preferred Stock shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

                (f) Capital Gains Dividends. If, for any taxable year, the Corporation elects to designate as a "capital gain dividend" (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the "Code")), any portion (the "Capital Gains Amount") of the dividends
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paid or made available for the year to holders of any class or series of stock of the Corporation, the portion of the Capital Gains Amount that shall be allocable to holders of the Series B Preferred Stock shall be the amount that the total dividends (as determined for Federal income tax purposes) paid or made available to the holders of the Series B Preferred Stock for the year bears to the aggregate amount of dividends (as determined for Federal income tax purposes) paid or made available to the holders of all classes or series of stock of the Corporation for such year.

                  Section 4. Liquidation Preference. (a) Payment of Liquidating Distributions. Subject to the rights of holders of Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and subject to equity securities ranking senior to the Series B Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Corporation, but before any payment or distributions of the assets shall be made to holders of Common Stock or any other class or series of shares of the Corporation that ranks junior to the Series B Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, an amount equal to the sum of (i) a liquidation preference of $25 per share of Series B Preferred Stock, and (ii) an amount equal to any accumulated and unpaid distributions thereon to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series B Preferred Stock and any Parity Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, all payments of liquidating distributions on the Series B Preferred Stock and such Parity Preferred Stock shall be made so that the payments on the Series B Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the respective rights of the Series B Preferred Stock and such other Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Stock does not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Corporation bear to each other.

                (b) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than 30 and not more that 60 days prior to the payment date stated therein, to each record holder of the Series B Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

                (c) No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.
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                                       6

                (d) Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or the assets of the corporation to, or the consolidation or merger or other business combination of the Corporation with or into any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Corporation) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.

                  (e) Permissible Distributions. In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.

                  Section 5. Optional Redemption. (a) Right of Optional Redemption. The Series B Preferred Stock may not, subject to Section 7 hereof, be redeemed prior to July 28, 2004. On or after such date, the Corporation shall have the right to redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to $25 per share of Series B Preferred Stock plus accumulated and unpaid distributions, whether or not declared, to the date of redemption. If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares of Series B Preferred Stock to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

                  (b) Limitation on Redemption. (i) The redemption price of the Series B Preferred Stock (other than the portion thereof consisting of accumulated but unpaid distributions) will be payable solely out of the sale proceeds of capital stock of the Corporation and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock), shares, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

                      (ii) Subject to Section 7 hereof, the Corporation may not redeem fewer than all of the outstanding shares of Series B Preferred Stock unless all accumulated and unpaid distributions have been paid on all Series B Preferred Stock for all quarterly distribution periods terminating on or prior to the date of redemption.

                  (c) Procedures for Redemption. (i) Notice of redemption will be (i) faxed, and (ii) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the
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                                       7

Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series B Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Series B Preferred Stock to be redeemed, (iv) the place or places where such shares of Series B Preferred Stock are to be surrendered for payment of the redemption price, (v) that distributions on the Series B Preferred Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series B Preferred Stock. If fewer than all of the shares of Series B Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed.

                       (ii) If the Corporation gives a notice of redemption in respect of Series B Preferred Stock (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Corporation will deposit irrevocably in trust for the benefit of the Series B Preferred Stock being redeemed funds sufficient to pay the applicable redemption price, plus any accumulated and unpaid distributions, if any, on such shares to the date fixed for redemption, without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid distributions, if any, on such shares to the holders of the Series B Preferred Stock upon surrender of the Series B Preferred Stock by such holders at the place designated in the notice of redemption. If fewer than all shares of Series B Preferred Stock represented by any certificate are being redeemed, a new certificate representing the unredeemed shares of Series B Preferred Stock shall be issued upon surrender of the certificate representing the shares of Series B Preferred Stock outstanding prior to the redemption, without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series B Preferred Stock or portions thereof called for redemption, unless the Corporation defaults in the payment thereof. If any date fixed for redemption of Series B Preferred Stock is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price or any accumulated or unpaid distributions in respect of the Series B Preferred Stock is improperly withheld or refused and not paid by the Corporation, distributions on such Series B Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid distributions.

                  (d) Status of Redeemed Stock. Any Series B Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued
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                                       8

Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Directors.

               Section 6. Voting Rights. (a) General. Holders of the Series B Preferred Stock will not have any voting rights, except as set forth below.

                  (b) Right to Elect Directors. (i) If at any time full distributions shall not have been timely made on any Series B Preferred Stock with respect to any six (6) prior quarterly distribution periods, whether or not consecutive, (a "Series B Preferred Distribution Default"), the holders such Series B Preferred Stock, voting together as a single class with the holders of each class or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, will have the right to elect two additional directors to serve on the Corporation's Board of Directors (the "Series B Preferred Stock Directors") at a special meeting called in accordance with Section 6(b)(ii) and at the next annual meeting of stockholders, and at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarterly period on the Series B Preferred Stock and each such class or series of Parity Preferred Stock have been paid in full.

                  (ii) At any time when such voting rights shall have vested, a proper officer of the Company may, and, upon written request (addressed to the Secretary at the principal office of the Company) of holders of record of at least 10% of the outstanding Shares of Series B Preferred Stock, shall, call or cause to be called a special meeting of the holders of Series B Preferred Stock and all the series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (collectively, the "Parity Securities") by mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than ten and not more than 45 days after the date such notice is given. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such special meeting, all of the holders of the Parity Securities, by plurality vote, voting together as a single class without regard to series will be entitled to elect two directors on the basis of one vote per $50.00 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Parity Securities then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Stock Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series B Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Parity Securities present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Stock Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Distribution Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Company shall, as
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                                       9

soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series B Preferred Stock that would have been entitled to vote at such special meeting.

                  (iii) If and when all accumulated distributions and the distribution for the current distribution period on the Series B Preferred Stock shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series B Preferred Stock shall be divested of the voting rights set forth in Section 6(b) herein (subject to revesting in the event of each and every Preferred Distribution Default) and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term and office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series B Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series B Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Director shall each be entitled to one vote per director on any matter.

                (c) Certain Voting Rights. So long as any Series B Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Stock outstanding at the time (i) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the Series B Preferred Stock with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, (ii) designate or create, or increase the authorized or issued amount of, any Parity Preferred Stock or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, but only to the extent such Parity Preferred Stock is issued to an affiliate of the Corporation, or (iii) either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity, or (B) amend, alter or repeal the provisions of the Corporation's Charter (including these terms of the Series B Preferred Stock) or By-laws, whether by merger, consolidation or otherwise, in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in (iii) above, so long as (a) the Corporation is the surviving entity and the Series B Preferred Stock remains outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes the Series B Preferred Stock for other preferred stock having substantially the same terms and same rights as the Series B Preferred Stock, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series B Preferred Stock, and provided further that any increase in the amount of authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either (a) junior to the Series B Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, or
(b) on a parity with the Series B Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up to the extent such Preferred Stock is not issued to an affiliate of the Corporation, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

              Section 7. Restrictions on Ownership and Transfer to Preserve Tax Benefit.

                  (a) Definitions. for the purposes of this Section 7 of these terms of the Series B Preferred Stock, the following terms shall have the following meanings:

                           "Beneficial Ownership" shall mean ownership of Series
                  B Preferred Stock by a Person who is or would be treated as an owner of such Series B Preferred Stock either actually or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

                           "Beneficial  Ownership  Limit"  shall  mean  9.8% (by
                  value)  of  the  outstanding   shares  of  capital  stock  the
                  Corporation.

                           "Charitable Beneficiary" shall mean one or more
                  beneficiaries of a Trust,  as  determined  pursuant  to
                  Section 7(c)(vi) of these terms of the Series B Preferred Stock, each of which shall be an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

                           "Code" shall mean the Internal  Revenue Code of 1986,
                  as amended. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.

                           "Constructive  Ownership"  shall  mean  ownership  of
                  Series B Preferred Stock by a Person who is or would be treated as an owner of such Series B Preferred Stock either actually or constructively through the application of Section

                  318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

                           "Constructive  Ownership  Limit"  shall mean 9.8% (by
                  value)  of  the  outstanding   shares  of  capital  stock  the
                  Corporation.

                         "IRS" means the United States Internal Revenue Service.

                           "Market  Price"  shall mean the last  reported  sales
                  price reported on the New York Stock Exchange of the Series B Preferred Stock on the trading day immediately preceding the relevant date, or if the Series B Preferred Stock is not then traded on the New York Stock Exchange, the last reported sales price of the Series B Preferred Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Series B Preferred Stock may be traded, or if the Series B Preferred Stock is not then traded over any exchange or quotation system, then the market price of the Series B Preferred Stock on the relevant date as determined in good faith by the Board of Directors of the Corporation.

                           "MGCL"  shall mean the Maryland  General  Corporation
                  Law, as amended from time to time, and any successor statute hereafter enacted.

                           "Operating Partnership" shall mean National Golf
                  Operating Partnership, L.P., a Delaware limited partnership.

                           "Partnership Agreement" shall mean the Agreement of
                  Limited Partnership of the Operating Partnership, as such agreement may be amended from time to time.

                    "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of shares of Series B Preferred Stock provided that the ownership of such shares of Series B Preferred Stock by such underwriter would not result in the Corporation being "closely held" within the meaning of
                  Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

                           "Purported  Beneficial  Transferee"  shall mean, with
                  respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 7(b)(ii) of these terms of the Series B Preferred Stock, the Purported Record Transferee, unless the Purported Record Transferee would have acquired or owned shares of Series B Preferred Stock for another Person who is the beneficial transferee or owner of such shares, in which case the Purported Beneficial Transferee shall be such Person.

                           "Purported   Record   Transferee"  shall  mean,  with
                  respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 7(b)(ii) of these terms of the Series B Preferred Stock, the record holder of the Series B Preferred Stock if such Transfer had been valid under Section 7(b)(i) of these terms of the Series B Preferred Stock.

                           "REIT"  shall  mean a real  estate  investment  trust
                  under Sections 856 through 860 of the Code and, for purposes of taxation of the Corporation under applicable state law, comparable provisions of the law of such state.

                           "Restriction  Termination  Date" shall mean the first
                  day after the date hereof on which the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

                     "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Series B Preferred Stock, (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Series B Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Series B Preferred Stock), whether voluntary or involuntary, whether such transfer has occurred of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which results in changes in Beneficial or Constructive Ownership of Series B Preferred Stock), and whether such transfer has occurred by operation of law or otherwise.

                           "Trust" shall mean each of the trusts provided for in
                  Section 7(c) of these terms of the Series B Preferred Stock.

                           "Trustee" shall mean any Person unaffiliated with the
                  Corporation, or a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Corporation to serve as trustee of a Trust.

                  (b)      Restriction on Ownership and Transfers.

                           (i)      Prior to the Restriction Termination Date:

                                    (A) except as  provided  in Section  7(i) of
                           these terms of the Series B Preferred Stock, no Person shall Beneficially Own Series B Preferred Stock which, taking into account any other capital stock of the Corporation Beneficially Owned by such Person, would cause such ownership to exceed the Beneficial Ownership Limit;

                                    (B) except as  provided  in Section  7(i) of
                           these terms of the Series B Preferred Stock, no Person shall Constructively Own Series B Preferred Stock which, taking into account any other capital stock of the Corporation Constructively Owned by such Person, would cause such ownership to exceed the Constructive Ownership Limit;

                                    (C)  no   Person   shall   Beneficially   or
                           Constructively Own Series B Preferred Stock which, taking into account any other capital stock of the Corporation Beneficially or Constructively Owned by such Person, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to Beneficial or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code or comparable provisions of state law).

                       (ii) If, prior to the Restriction Termination Date, any Transfer or other event occurs that, if effective, would result in any Person Beneficially or Constructively Owning Series B Preferred Stock in violation of
Section 7(b)(i) of these terms of the Series B Preferred Stock, (1) then that number of shares of Series B Preferred Stock that otherwise would cause such Person to violate Section 7(b)(i) of these terms of the Series B Preferred Stock (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7(c), effective as of the close of business on the business day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such shares or (2) if, for any reason, the transfer to the Trust described in clause (1) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Series B Preferred Stock in violation of Section 7(b)(i) of these terms of the Series B Preferred Stock, then the Transfer of that number of shares of Series B Preferred Stock that otherwise would cause any Person to violate Section 7(b)(i) shall be void ab initio, and the Purported Beneficial Transferee shall have no rights in such shares.

                       (iii) Subject to Section 7(n) of this Article THIRD, and notwithstanding any other provisions contained herein, prior to the Restriction Termination Date, any Transfer of Series B Preferred Stock that, if effective, would result in the capital stock of the Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Series B Preferred Stock.

                       (iv) It is expressly intended that the restrictions on ownership and Transfer described in this Section 7(b) shall apply to the exchange rights provided in Section 17.7 of the Partnership Agreement. Notwithstanding any of the provisions of the Partnership Agreement to the contrary, a partner of the Operating Partnership shall not be entitled to effect an exchange of an interest in the Operating Partnership for Series B Preferred Stock if the actual or beneficial or Beneficial or Constructive Ownership of Series B Preferred Stock would be prohibited under the provisions of this
Section 7.

                  (c)      Transfers of Series B Preferred Stock in Trust.

                    (i)  Upon any purported Transfer or other event described in
Section 7(b)(ii) of these terms of the Series B Preferred Stock, such Series B Preferred Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to
Section 7(b)(ii). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation, any Purported Beneficial Transferee, or any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7(c)(vi) of these terms of the Series B Preferred Stock.

                    (ii) Series B Preferred Stock held by the Trustee shall be issued and outstanding Series B Preferred Stock of the Corporation. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares of Series B Preferred Stock held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of Series B Preferred Stock held in the Trust.

                   (iii)  The Trustee shall have all voting rights and rights to dividends with respect to Series B Preferred Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that shares of Series B Preferred Stock have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Series B Preferred Stock. Any dividends or distribution so paid over to the Trustee shall be held in trust for the Charitable Beneficiary.

                       The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Series B Preferred Stock held in the Trust and, subject to Maryland law, effective as of the date the Series B Preferred Stock has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Series B Preferred Stock prior to the discovery by the Corporation that the Series B Preferred Stock has been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding any other provision of these terms of the Series B Preferred Stock to the contrary, until the Corporation has received notification that the Series B Preferred Stock has been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

                  (iv) Within 20 days of receiving notice from the Corporation that shares of Series B Preferred Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Series B Preferred Stock held in the Trust to a Person, designated by the Trustee, whose ownership of the shares of Series B Preferred Stock will not violate the ownership limitations set forth in Section 7(b)(i). Upon such sale, the interest of the Charitable Beneficiary in the shares of Series B Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 7(c)(iv). The Purported Record Transferee shall receive the lesser of (1) the price paid by the Purported Record Transferee for the shares of Series B Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series B Preferred Stock at Market Price, the Market Price of such shares of Series B Preferred Stock on the day of the event which resulted in the transfer of such shares of Series B Preferred Stock to the Trust) and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of Series B Preferred Stock held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Corporation that shares of such Series B Preferred Stock have been transferred to the Trustee, such shares of Series B Preferred Stock are sold by a Purported Record Transferee then (i) such shares of Series B Preferred Stock shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such shares of Series B Preferred Stock that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section 7(c)(iv), such excess shall be paid to the Trustee upon demand.

                       (v) Series B Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee for the shares of Series B Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series B Preferred Stock at Market Price, the Market Price of such shares of Series B Preferred Stock on the day of the event which resulted in the transfer of such shares of Series B Preferred Stock to the Trust) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares of Series B Preferred Stock held in the Trust pursuant to Section 7(c)(iv). Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares of Series B Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Series B Preferred Stock shall thereupon be paid to the Charitable Beneficiary.

                    (vi) By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the Series B Preferred Stock held in the Trust would not violate the restrictions set forth in Section 7(b)(i) in the hands of such Charitable Beneficiary.

                  (d) Remedies For Breach. If the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 7(b) of these terms of the Series B Preferred Stock or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of Series B Preferred Stock of the Corporation in violation of Section 7(b) of these terms of the Series B Preferred Stock, the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Corporation to redeem shares of Series B Preferred Stock, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 7(b)(i) of these terms of the Series B Preferred Stock, shall automatically result in the transfer to a Trust as described in Section 7(b)(ii) and any Transfer in violation of Section 7(b)(iii) shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.

                  (e) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Series B Preferred Stock in violation of Section 7(b) of these terms of the Series B Preferred Stock, or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Section 7(b)(ii) of these terms of the Series B Preferred Stock, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation's status as a REIT.

                  (f) Owners Required To Provide Information. Prior to the Restriction Termination date each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Series B Preferred Stock and each Person (including the shareholder of record) who is holding Series B Preferred Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

                  (g) Remedies Not Limited. Nothing contained in these terms of the Series B Preferred Stock (but subject to Section 7(n) of these terms of the Series B Preferred Stock) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders by preservation of the Corporation's status as a REIT.

            (h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7 of these terms of the Series B Preferred Stock, including any definition contained in Section 7(a), the Board of Directors shall have the power to determine the application of the provisions of this Section 7 with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 7(n) of these terms of the Series B Preferred Stock). In the event Section 7 requires an action by the Board of Directors and these terms of the Series B Preferred Stock fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 7. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 7(b)) acquired Beneficial or Constructive Ownership of Series B Preferred Stock in violation of Section 7(b)(i), such remedies (as applicable) shall apply first to the shares of Series B Preferred Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Series B Preferred Stock, which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Series B Preferred Stock based upon the relative number of the shares of Series B Preferred Stock held by each such Person.

                  (i)      Exceptions.

                 (i) Subject to Section 7(b)(i)(C), the Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person Beneficially Owning shares of Series B Preferred Stock in violation of Section
7(b)(i)(A)  if  the  Board  of  Directors   obtains  any
representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership of such shares of Series B Preferred Stock will violate Section 7(b)(i)(A) or that any such violation will not cause the Corporation to fail to qualify as a REIT under the Code, and agrees that any violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 7(b) of these terms of the Series B Preferred Stock) or attempted violation will result in such Series B Preferred Stock being transferred to a Trust in accordance with
Section 7(b)(ii) of these terms of the Series B Preferred Stock.

                 (ii)     Subject to Section 7(b)(i)(C), the Board of Directors,
in its sole  discretion,  may exempt a Person  from the  limitation  on a Person
Constructively Owning Series B Preferred Stock in violation of Section 7(b)(i)(B), if such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned in whole or in part by the Corporation) that would cause the Corporation to own, actually or Constructively more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Corporation obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and agrees that any violation or attempted violation will result in such Series B Preferred Stock being transferred to a Trust in accordance with Section 7(b)(ii) of these terms of the Series B Preferred Stock. Notwithstanding the foregoing, the inability of a Person to make the certification described in this Section 7(i)(ii) shall not prevent the Board of Directors, in its sole discretion, from exempting such Person from the limitation on a Person Constructively Owning Series B Preferred Stock in violation of Section 7(b)(i)(B) if the Board of Directors determines that the resulting application of Section 856(d)(2)(B) of the Code and comparable provisions of applicable state law would affect the characterization of less than 0.5% of the gross income (as such term is used in Section 856(c)(2) of the Code) of the Corporation in any taxable year, after taking into account the effect of this sentence with respect to all other capital stock of the Corporation to which this sentence applies.

                    (iii) Prior to granting any exception pursuant to Section 7(i)(i) or (ii) of these terms of the Series B Preferred Stock, the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

              (j) Legends. Each certificate for Series B Preferred Stock shall bear the following legends:

                                                   Class of Stock

                  "THE CORPORATION IS AUTHORIZED TO ISSUE CAPITAL STOCK OF MORE THAN ONE CLASS, CONSISTING OF COMMON STOCK AND ONE OR MORE CLASSES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OF THE

                  PREFERRED STOCK BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OF PREFERRED STOCK. THE CORPORATION WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A WRITTEN REQUEST THEREFOR, A COPY OF THE CORPORATION'S CHARTER AND A WRITTEN STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS THE AUTHORITY TO ISSUE AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS AND SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUESTS FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE."

                                        Restriction on Ownership and Transfer

                  "THE SHARES OF SERIES B PREFERRED STOCK REPRESENTED BY THIS

                  CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES B PREFERRED STOCK, (i) NO PERSON MAY BENEFICIALLY OWN SHARES OF THE CORPORATION'S SERIES B PREFERRED STOCK WHICH, TAKING INTO ACCOUNT ANY OTHER CAPITAL STOCK OF THE CORPORATION BENEFICIALLY OWNED BY SUCH PERSON, WOULD CAUSE SUCH OWNERSHIP TO EXCEED THE BENEFICIAL OWNERSHIP LIMIT OF 9.8%; (ii) NO PERSON MAY CONSTRUCTIVELY OWN SHARES OF THE CORPORATION'S SERIES B PREFERRED STOCK WHICH, TAKING INTO ACCOUNT ANY OTHER CAPITAL STOCK OF THE CORPORATION
                  CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD CAUSE SUCH OWNERSHIP TO EXCEED THE CONSTRUCTIVE OWNERSHIP LIMIT OF 9.8%;
                  (iii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES B PREFERRED STOCK THAT, TAKING INTO ACCOUNT ANY OTHER CAPITAL STOCK OF THE CORPORATION BENEFICIALLY OR CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (iv) NO PERSON MAY TRANSFER SERIES B PREFERRED STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES B PREFERRED STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES B PREFERRED STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SERIES B PREFERRED STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER
                  EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF

                  CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND DEFINED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES B PREFERRED STOCK SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES B PREFERRED STOCK AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SERIES B PREFERRED STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE."

                  (k) Exchange of Series B Preferred Units. So long as the Corporation remains the general partner of the Operating Partnership, the Board of Directors of the Corporation (subject to the restrictions on ownership, transfer and redemption of Series B Preferred Stock set forth in this Section 7) is hereby expressly vested with authority to issue, and shall issue to the extent provided in the Partnership Agreement, Series B Preferred Stock in exchange for Series B Preferred Units (as defined in the Partnership Agreement).

                  (l) Reservation of Shares. Pursuant to the obligations of the Corporation under the Partnership Agreement to issue Series B Preferred Stock in exchange for Series B Preferred Units, the Board of Directors is hereby required to reserve and authorize for issuance a number of authorized but unissued shares of Series B Preferred Stock not less than the number of Series B Preferred Units issued to permit the Corporation to issue Series B Preferred Stock in exchange for Series B Preferred Units that may be exchanged for or converted into Series B Preferred Stock as provided in the Partnership Agreement.

                  (m) Severability. If any provision of this Section 7 or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                  (n) NYSE. Nothing in this Section 7 shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange. The shares of Series B Preferred Stock that are the subject of such transaction shall continue to be subject to the provisions of this
Section 7 after such settlement.

                  (o) Applicability of Section 7. The provisions set forth in this Section 7 shall apply to the Series B Preferred Stock notwithstanding any contrary provisions of the Series B Preferred Stock provided for elsewhere in these terms of the Series B Preferred Stock.

                  Section 8. No Conversion Rights. The holders of the Series B Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Corporation.

                Section 9. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series B Preferred Stock.

                Section 10. No Preemptive Rights. No holder of the Series B Preferred Stock of the Corporation shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

                  FOURTH: The Series B Preferred Stock has been classified and designated by the Board of Directors under the authority contained in the Charter.

                  FIFTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

                  SIXTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                  IN WITNESS WHEREOF, the Corporation has caused Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this 28th day of July, 1999.


                                        NATIONAL GOLF PROPERTIES, INC.

                                            /s/ James M. Stanich
                                        By:_____________________________
                                             James M. Stanich
                                             President



         [SEAL]

         ATTEST:

         /s/ Scott S. Thompson
         ----------------------------
         Scott S. Thompson
         Secretary